As filed with the Securities and Exchange Commission on December 9, 2022

Registration File No. 333-196854

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	66-0770448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BankGuam Holding Company Stock Service Award Plan

(Full title of the plan)

111 W Chalan Santo Papa

Hagåtña, Guam 96910

(671) 472-5300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Symon A. Madrazo

Chief Financial Officer

111 W Chalan Santo Papa

Hagåtña, Guam 96910

(671) 472-5300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Stephen C. Hinton

Bradley Arant Boult Cummings LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, AL 35203-2119

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”) relates to the Registration Statement on Form S-8 (Commission File No. 333-196854), filed with the Securities and Exchange Commission on June 18, 2014 (the “Registration Statement”), by BankGuam Holding Company (the “Company”). The Registration Statement registered the sale of 500,000 shares of the Company’s common stock, par value $0.2083 per share (“Shares”), issuable pursuant to the Company’s Stock Service Award Plan (the “Plan”). This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminate the effectiveness of, the Registration Statement.

The Company is no longer issuing securities under the Plan. This Amendment is being filed in order to deregister all Shares that were registered under the Registration Statement and remain unissued under the Plan. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hagåtña, Guam, on December 9, 2022.

BankGuam Holding Company

/s/ Symon Madrazo
Symon Madrazo Senior Vice President and Chief Financial Officer